Exhibit 5.1

December 9, 2020

Zedge, Inc.

1178 Broadway, 3rd Floor #1450

New York, New York 10001

Re:	Zedge, Inc.-- Registration Statement on Form S-3 (Registration Statement No. 333-251010)

Ladies and Gentlemen:

We have acted as counsel to Zedge, Inc., a Delaware corporation (the “Company”) in connection with its entry into the At Market Issuance Sales Agreement, dated December 9, 2020, by and between the Company and National Securities Corporation and H.C. Wainwright & Co., LLC (the “Agreement”), pursuant to which the Company may issue and sell, for aggregate gross consideration of up to $5,000,000, shares of the Class B common stock, $0.01 par value per share (the “Shares”), of the Company pursuant to the above-referenced registration statement (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinions rendered herein, we have examined the Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), its Second Amended and Restated By-Laws, as currently in effect, and such other documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, digital, or photostatic copies and the authenticity of the originals of such copies. As to certain matters of fact, both expressed and implied, we have relied upon representations, statements or certificates of officers of the Company.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Shares offered pursuant to the Registration Statement, the total number of issued Shares, together with the total number of shares of such stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Shares under the Certificate of Incorporation, as amended and then in effect.

On the basis of our examination as described above, we are of the opinion that the Shares have been duly authorized, and, when sold and paid for in the manner contemplated by the Agreement, will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

Our opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”).

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission and to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of this Firm’s name in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Schwell, Wimpfheimer & Associates LLP
Schwell, Wimpfheimer & Associates LLP